Exhibit 99.1

For Immediate Release

CLOUD ACCOUNTING SOFTWARE VETERAN MARK WOODHAMS

TO JOIN BLACKLINE AS SVP OF GLOBAL SALES

Former NetSuite sales executive to oversee worldwide sales for financial automation software provider

LOS ANGELES – June 12, 2018 – Cloud accounting software veteran Mark Woodhams will be joining BlackLine, Inc. (Nasdaq: BL) as senior vice president of global sales effective July 1st. In his new role, Mr. Woodhams will be responsible for leading BlackLine’s worldwide sales organization as the financial automation software provider continues to transform the way finance and accounting departments work.

A seasoned sales executive in the enterprise software industry, Woodhams has more than 35 years of experience with leading cloud and financial and professional services companies including NetSuite, Oracle, Hyperion, CapGemini and Citicorp. Woodhams comes to BlackLine from NetSuite where he most recently served as vice president for EMEA (Europe, Middle East and Africa), overseeing sales and operations in the region for the global cloud ERP and accounting software leader.

“Mark’s financial and professional services sectors expertise will be extremely valuable as we seek to extend and strengthen our partner networks in targeted regions around the world,” Therese Tucker, BlackLine CEO, said. “More importantly, we expect his extensive and very specific SaaS accounting software experience to prove integral to our long-term growth. There are relatively few people in the world who have Mark’s level of experience and expertise scaling cloud accounting software sales organizations.”

Woodhams will report to Marc Huffman, BlackLine’s chief operating officer, who also joined BlackLine following a long and successful career at NetSuite.

“It’s exciting to be joining a fast-growing company that still has such a huge, untapped market opportunity ahead,” Woodhams said. “I look forward to helping BlackLine continue to enable customers to achieve their business objectives by helping them take advantage of best-of-breed cloud accounting software tools.”

The company also announced that Chief Revenue Officer Chris Murphy will be leaving BlackLine effective July 1st.

“Chris joined BlackLine at a critical point in the company’s growth trajectory,” Ms. Tucker added. “We appreciate his hard work over the past several years scaling our sales organization and helping us build the market leading position we have today.”

About BlackLine

BlackLine is a provider of cloud-based solutions that transform Finance and Accounting (F&A) by automating, centralizing and streamlining financial close operations, intercompany accounting processes and other key F&A processes for large and midsize organizations. Designed to complement virtually all ERP and other financial systems including SAP, Oracle and NetSuite, BlackLine increases operational efficiency, real-time visibility, control and compliance to ensure end-to-end financial close management and accounting automation from within a single, unified cloud platform.

Enabling customers to move beyond outdated processes and point solutions to a Continuous Accounting model, in which real-time automation, controls and period-end tasks are embedded within day-to-day activities, BlackLine helps companies modernize accounting operations with intelligent automation, ensuring more accurate and insightful financial statements and a more efficient financial close. More than 2,200 companies with users in approximately 150 countries around the world trust BlackLine to help ensure balance sheet integrity and confidence in their financial statements.

BlackLine is recognized by Gartner as a Leader in its 2017 Magic Quadrant for Cloud Financial Corporate Performance Management (FCPM) and as a pioneer in the cloud market for enhanced financial control and automation of FCPM.

Based in Los Angeles, BlackLine also has regional headquarters in London, Singapore and Sydney. For more information, please visit www.blackline.com.

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BlackLine Forward-looking Statement

This press release contains forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating results or financial performance of BlackLine, Inc. (“BlackLine” or the “Company”), the calculation of certain key financial and operating metrics, capital expenditures, introduction of new solutions or products, expansion into new markets, regulatory compliance, plans for growth and future operations, technological capabilities, and strategic relationships, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the filings we make with the Securities and Exchange Commission (“SEC”) from time to time, which are available on our website at http://investors.blackline.com and on the SEC’s website at www.sec.gov. Except as required by law, BlackLine does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Media Contact:

Kimberly Uberti

VP of Global Corporate Communications

BlackLine

310.721.6850

kimberly.uberti@blackline.com